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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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First Oak Brook Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST OAK BROOK BANCSHARES, INC.
1400 Sixteenth Street
Oak Brook, Illinois 60523
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2006
April 7, 2006
To the Shareholders of First Oak Brook Bancshares, Inc:
      You are cordially invited to attend the Annual Meeting of Shareholders of First Oak Brook Bancshares, Inc. to be held in the Conference Center located in the Lower Level of the Oak Brook Bank Building, 1400 Sixteenth Street, Oak Brook, Illinois 60523, on Tuesday, May 9, 2006 at 10:00 A.M. (the “Annual Meeting”) for the purpose of considering and acting on the following:
(1) Election of three (3) Class I directors;
(2) Proposal to ratify the appointment of Grant Thornton LLP as independent auditors for the Company; and
(3) Such other business that may properly come before the Annual Meeting or any adjournment thereof.
      Only shareholders of record at the close of business on March 17, 2006 will be entitled to notice of and to vote at the Annual Meeting.
      All persons who find it convenient to do so are invited to attend the Annual Meeting in person. However, regardless of whether or not you attend the meeting, it is important that your shares are represented and voted. Therefore, please sign and return the enclosed Proxy promptly. If you attend the Annual Meeting, you may vote in person if you wish, even though you previously returned your Proxy.

By Order of the Board of Directors Carole Randolph Jurkash Corporate Secretary (Pro tem)

PROXY STATEMENT
INFORMATION CONCERNING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
BOARD OF DIRECTORS, MEETINGS, COMMITTEES, FUNCTIONS, MEMBERSHIP, AND COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
INDEPENDENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE INDEPENDENT DIRECTORS COMMITTEE ON EXECUTIVE COMPENSATION AND OTHER COMPENSATION MATTERS
SUMMARY COMPENSATION TABLE
TRANSITIONAL EMPLOYMENT AND OTHER AGREEMENTS WITH EXECUTIVE OFFICERS
STOCK OPTION GRANTS TABLE
AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END STOCK OPTION VALUES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL ACCOUNTANT FEES AND SERVICES
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT
SHAREHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING THE SAME ADDRESS
APPENDIX A

PROXY STATEMENT
      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of First Oak Brook Bancshares, Inc. (the “Company”) of proxies for use at the 2006 Annual Meeting of Shareholders to be held Tuesday, May 9, 2006 (the “Annual Meeting”) and at any adjournment thereof. The Company will bear all costs in connection with this solicitation. In addition to solicitation of proxies by mail, proxies may be solicited personally or by telephone by directors, officers or employees of the Company or its subsidiary, Oak Brook Bank. It is intended that proxies in the accompanying form, when returned properly executed, will be voted at the Annual Meeting. If a choice on any matter has been specified by the shareholder, the shares will be voted accordingly. If no choices are specified, the shares will be voted FOR the item in question. Proxies may be revoked by notice to the Company in writing or in the open meeting at any time before they are exercised.
      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting who will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares, or “broker non-votes”, will be considered as present for quorum purposes, but not entitled to vote with respect to that matter.
      Shareholders of record at the close of business on March 17, 2006 will be entitled to vote. On that date, there were 9,866,586 outstanding shares of common stock. Each outstanding share of common stock entitles the holder to one vote.
      This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are being mailed to shareholders on or about April 7, 2006.

INFORMATION CONCERNING SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following tables set forth information concerning the beneficial ownership of the Company’s common stock (“Common Stock”) as of March 17, 2006, by: (1) each person known to the Company to be the beneficial owner of more than 5% of its Common Stock; (2) each director, nominee for director and named executive officer of the Company; and (3) all directors and named executive officers as a group. The address of all such persons unless otherwise stated is c/o the Company, 1400 Sixteenth Street, Oak Brook, Illinois 60523.
Security Ownership of Directors and Management(1)

		Amount and
		Nature of		Acquirable	Percent
		Beneficial		Within 60	of
Title of Class	Name of Beneficial Owner	Ownership(2)		Days(3)	Class(4)

Common	Directors
	John W. Ballantine	3,000	(5)	7,250	*
	Miriam Lutwak Fitzgerald	971,875	(6)	2,500	9.5%
	Stuart I. Greenbaum	—	(7)	11,000	*
	Charles J. Gries	4,958	(8)	3,000	*
	Eugene P. Heytow	1,037,577	(9)	9,500	10.2%
	Frank M. Paris	585,111		30,000	6.0%
	Richard M. Rieser, Jr.**	640,009	(10)	84,000	7.0%
	Michael L. Stein	2,250	(11)	11,000	*
	Geoffrey R. Stone	6,000	(12)	11,000	*
	Non-Director Named Executive Officers
	Rosemarie Bouman	34,099	(13)	44,150	*
	George C. Clam	37,962	(14)	38,150	*
	All Directors and Named Executive Officers as a group (11 Persons)	3,322,841		251,550	34.7%

*	Denotes less than 1% ownership.

**	Denotes person who serves as a director and who is also a named executive officer.
Security Ownership of Certain Beneficial Owners(1)

		Amount and Nature
	Name and Address	of Beneficial		Percent of
Title of Class	of Beneficial Owner	Ownership(2)		Class(4)

Common	Banc Fund V L.P., and	676,079	(15)	6.6%
	Banc Fund VI L.P. 208 S. LaSalle Street Chicago, Illinois 60604

FOOTNOTES

(1)	Shares of stock deemed beneficially owned at March 17, 2006.

(2)	The nature of beneficial ownership for shares shown in an individual’s name is sole voting and investment power unless otherwise indicated.

(3)	Reflects the number of shares that could be purchased by exercising stock options vested as of March 17, 2006 or within 60 days thereafter under the Company’s Incentive Compensation Plan.

(4)	The percentage of Common Stock ownership was calculated with an outstanding share amount of 10,292,698 which included 426,112 shares that could be acquired within 60 days under exercisable options.

(5)	Excludes 8,679 shares of Common Stock that the Company is obligated to issue to Mr. Ballantine in exchange for 8,679 deferred stock units credited to Mr. Ballantine in lieu of cash payment for his director meeting fees under the Company’s Incentive Compensation Plan.

(6)	Includes 31,506 shares of Common Stock held by Dr. Fitzgerald as custodian for the benefit of her children in which she disclaims beneficial interest but over which she exercises voting and investment power. Includes 924,957 shares of Common Stock of which 461,721 are held by an irrevocable insurance trust and 463,236 are held by a revocable trust. Dr. Fitzgerald is the trustee for the benefit of her children for both trusts and retains a present beneficial interest, voting, and investment power with respect to both trusts.

(7)	Excludes 750 shares of Common Stock held solely by Mr. Greenbaum’s spouse in and over which he disclaims beneficial interest, voting, and investment power. Excludes 9,317 shares of Common Stock that the Company is obligated to issue to Mr. Greenbaum in exchange for 9,317 deferred stock units credited to Mr. Greenbaum in lieu of cash payment for his director meeting fees under the Company’s Incentive Compensation Plan.

(8)	Excludes 5,374 shares of Common Stock that the Company is obligated to issue to Mr. Gries in exchange for 5,374 deferred stock units credited to Mr. Gries in lieu of cash payment for his director meeting fees under the Company’s Incentive Compensation Plan.

(9)	Includes 409,524 shares of Common Stock held by Mitzi Heytow, Mr. Heytow’s former spouse, in and over which Mr. Heytow has voting power pursuant to an irrevocable proxy. Mr. Heytow does not have any pecuniary interest in or dispositive power over Mitzi Heytow’s shares.

(10)	Excludes 50,000 shares of Common Stock held solely by Mr. Rieser’s spouse in and over which he disclaims beneficial interest, voting, and investment power. Includes 9,270 shares of Common Stock held by an irrevocable trust of which Mr. Rieser is the co-trustee for the benefit of his son in which he disclaims any present beneficial interest but over which he has shared voting and investment power. Includes 13,077 shares of Common Stock held by Mr. Rieser’s mother’s testamentary trust in and over which he disclaims any present beneficial interest but over which he has shared voting and investment power.

(11)	Excludes 9,279 shares of Common Stock that the Company is obligated to issue to Mr. Stein in exchange for 9,279 deferred stock units credited to Mr. Stein in lieu of cash payment for his director meeting fees under the Company’s Incentive Compensation Plan.

(12)	Excludes 9,063 shares of Common Stock that the Company is obligated to issue to Mr. Stone in exchange for 9,063 deferred stock units credited to Mr. Stone in lieu of cash payment for his director meeting fees under the Company’s Incentive Compensation Plan.

(13)	Includes 75 shares of Common Stock held by Ms. Bouman as custodian for the benefit of her minor daughter in which she disclaims beneficial interest but over which she exercises voting and investment power.

(14)	Excludes 10,500 shares of Common Stock held in trust solely for the benefit of Mr. Clam’s spouse in and over which he disclaims beneficial interest, voting, and investment power.

(15)	Beneficial ownership information derived from the most recent Schedule 13G/ A filed by the beneficial owner with the Securities and Exchange Commission.

ELECTION OF DIRECTORS
      The Board of Directors has currently fixed the number of directors at nine, with three directors to be elected at the Annual Meeting. The current Board of Directors consists of three separate classes of three directors. The term of the Class I directors — John W. Ballantine, Frank M. Paris, and Charles J. Gries, expires at the Annual Meeting, and each has been nominated for election to a three-year term at the Annual Meeting. All of the nominees are currently directors of the Company. Class II directors are Stuart I. Greenbaum, Richard M. Rieser, Jr., and Michael L. Stein, each of whom is serving a term that expires at the 2007 Annual Meeting of Shareholders. Class III directors are Miriam Lutwak Fitzgerald, M.D., Eugene P. Heytow and Geoffrey R. Stone, each of whom is serving a term that expires at the 2008 Annual Meeting of Shareholders.
      Unless directed otherwise, the persons named as proxies intend to vote FOR the election of John W. Ballantine, Frank M. Paris, and Charles J. Gries as directors to serve three-year terms as Class I directors, each to hold office until the 2009 Annual Meeting of Shareholders and until his successor is elected and qualified or until his earlier death, removal or resignation. Each of the nominees has consented to serve as a director if elected.
      Mr. Ballantine has served as a director since 1999. Mr. Paris has served as a director and officer since the Company’s inception in 1983. Mr. Gries has served as a director since 2002.
      An affirmative vote of the holders of a plurality of the shares of Common Stock, present and eligible to vote at the Annual Meeting, will be required for a nominee to be elected as a director. Abstentions and shares for which authority to vote is not given will have no effect on the election of directors. Shares cannot be voted for more than three nominees; there is no right to cumulative voting.
DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth information concerning the current directors, executive officers and senior corporate officers of the Company. Messrs. Heytow, Rieser, and Paris have served the Company as directors since its inception in 1983. All other directors have served in such capacity from the years indicated in the following table. Messrs. Ballantine, Paris, and Gries are standing for re-election. Messrs. Rieser and Clam and Ms. Bouman have been executive officers with the Company since its inception in 1983; Mr. Heytow served as an executive officer of the Company from its inception in 1983 until his retirement in May 2005. Officer appointments are made annually.
      In connection with the Company’s succession planning, on March 4, 2005, the Company entered into a retirement agreement with Mr. Heytow (the “Retirement Agreement”). On May 10, 2005. Mr. Heytow retired from his position as Chief Executive Officer and as an employee of the Company. Since May 10, 2005, he has served as the non-executive Chairman of the Board and as a consultant to the Company. Pursuant to the Retirement Agreement, Mr. Heytow’s term as non-executive Chairman of the Board runs through the Annual Meeting but may be extended for an additional year. Mr. Heytow’s consulting relationship will terminate no later than December 31, 2006. Mr. Rieser was appointed Chief Executive Officer of the Company as of May 10, 2005.

Name and Age	Education, Principal Occupation
Position with Company	During Last Five Years, Certain Other Directorships

Directors and Executive Officers

Richard M. Rieser, Jr., 63	Brown University, B.A. and University of Chicago Law
Chief Executive Officer, President and Director(1)	School, J.D. Oak Brook Bank*: Chairman of the Board, Chief Executive Officer and President. Family relationship: Mr. Rieser is married to Mr. Heytow’s niece.

Directors

Eugene P. Heytow, 71	Harvard College, B.A. and University of Chicago Law
Chairman of the Board and Chairman of the Executive Committee(2) Director since 1983	School, J.D.
Oak Brook Bank*: Chairman of the Executive Committee.
Amalgamated Investments Company, Chicago (holding company of Amalgamated Bank of Chicago):
Chairman of the Board.
Amalgamated Bank of Chicago: Chairman of the Board.

Frank M. Paris, 68	Northwestern University, B.S.
Vice Chairman of the Board and Director since 1983	Oak Brook Bank*: Vice Chairman of the Board.

Miriam Lutwak Fitzgerald, 48	Northwestern University, B.A. and Chicago Medical
Director since 1988	School, M.D. Mimi S. Lutwak M.D.S.C.: President. Oak Brook Bank*: Director. Amalgamated Bank of Chicago: Director.

Geoffrey R. Stone, 59	Wharton School of Finance and Commerce, University
Director since 1992	of Pennsylvania, B.S. and University of Chicago Law School, J.D. The University of Chicago: Harry Kalven Distinguished Professor of Law; formerly Provost, 1994 to 2001. Oak Brook Bank*: Director.

Michael L. Stein, 65	Brown University, B.A. and University of Chicago
Director since 1998	Law School, J.D. Brownson, Rehmus & Foxworth, Inc., Chicago (Financial counseling): Executive Vice President. Oak Brook Bank*: Director.

Stuart I. Greenbaum, 69	New York University, B.S. and The Johns Hopkins
Director since 1998	University, Ph.D., Economics John M. Olin School of Business, Washington University: Dean (Retired 2005) Reinsurance Group of America: Director. Oak Brook Bank*: Director.

John W. Ballantine, 60	Washington & Lee University, B.A. and University
Director since 1999	of Michigan, M.B.A. Private Investor DWS Funds: Director/ Trustee. Healthways Inc.: Director. Prisma Energy International: Director. Portland General Electric: Director. Oak Brook Bank*: Director.

Name and Age	Education, Principal Occupation
Position with Company	During Last Five Years, Certain Other Directorships

Charles J. Gries, 60	DePaul University, B.S.C.,CPA
Director since 2002	Charles J. Gries & Company LLP (Certified Public Accountants): Partner. Oak Brook Bank*: Director.

Other Executive Officers

Rosemarie Bouman, 49	Indiana University, B.S., C.P.A.
Executive Vice President, Chief Operating Officer and Chief Financial Officer	Oak Brook Bank*: Senior Executive Vice President. First Oak Brook Capital Markets, Inc.*: Director.

George C. Clam, 56	Ripon College, B.A. and Northwestern University,
Vice President and Chief Banking Officer	M.B.A. Oak Brook Bank*: Director and Vice Chairman of the Board. First Oak Brook Capital Markets, Inc.*: Director.

Senior Corporate Officers

Jill D. Wachholz, 38	Luther College, B.A., C.P.A.
Chief Accounting Officer	Oak Brook Bank*: Executive Vice President, Chief Accounting Officer and Chief Financial Officer.

Carole R. Jurkash, 45	University of Chicago, B.A.; Yale Law School, J.D.
Corporate Secretary (Pro tem)	Oak Brook Bank*. Vice President, Deputy General Counsel, Corporate Secretary (Pro Tem) Grubb & Ellis Company. Vice President and Assistant General Counsel, 2000-2005.

(1)	Mr. Rieser was appointed Chief Executive Officer of the Company on May 10, 2005.

(2)	Mr. Heytow retired as Chief Executive Officer of the Company on May 10, 2005.

*	Subsidiary of the Company

BOARD OF DIRECTORS, MEETINGS, COMMITTEES, FUNCTIONS, MEMBERSHIP, AND COMPENSATION
Composition, Meeting Attendance and Compensation
      The following table summarizes the membership of the Board of Directors and each of its committees, and the number of times each met during 2005. The Board of Directors has a standing Executive Committee, Independent Directors Committee (“IDC”), and Audit Committee. The Board of Directors has determined that Messrs. Ballantine, Greenbaum, Gries, Stein, Stone and Dr. Fitzgerald are “independent” as defined by applicable Securities and Exchange Commission rules and applicable NASDAQ listing standards. In addition, the Board of Directors has determined that each of Messrs. Gries and Ballantine, the Company’s Audit Committee Chairman and Vice Chairman, respectively, is an “audit committee financial expert”, as defined in such rules and required by such listing standards.

Independent
Members	Board	Executive	Audit	Directors

John W. Ballantine	Member		Vice Chair Financial Expert	Member
Miriam Lutwak Fitzgerald	Member			Vice Chair
Stuart I. Greenbaum	Member		Member	Member
Charles J. Gries	Member	Member	Chair Financial Expert	Member
Eugene P. Heytow	Chair	Chair
Frank M. Paris	Vice Chair	Member
Richard M. Rieser, Jr.	Member	Member
Michael L. Stein	Member	Member		Chair
Geoffrey R. Stone	Member		Member	Member
Number of Meetings in 2005	4	0	8	5
      The Company’s Corporate Governance Policies encourage personal attendance at Board meetings and the Annual Meeting of Shareholders. During 2005, each director attended in person, by video conference or telephonically 75% or more of the total meetings of the Board and the committees on which he or she served. Seven of the nine directors attended the Company’s 2005 Annual Meeting of Shareholders.
      Each director was paid an annual cash retainer of $10,000, plus a fee of $2,500 for each meeting for each Board meeting attended during 2005. With respect to committee service, the Company paid an annual cash retainer to the Chairs of the Board, Audit Committee, and the IDC of $75,000, $8,000, and $2,500, respectively. The Vice Chair of the Audit Committee and IDC were paid an annual cash retainer of $2,500 and $1,250, respectively. In addition to the annual cash retainers, the Company paid $1,000 to each committee member for each committee meeting attended during 2005. The Company reimburses each director for expenses incurred in connection with attendance at Board and Committee meetings.
      Each of the directors of the Company is also a director of Oak Brook Bank (“OBB”), a subsidiary of the Company. As OBB directors, each Company director also received $1,000 for each quarterly OBB Board of Directors meeting attended and $500 for each Audit, Investment Management and Trust, and Directors Loan Committee meeting attended. Members of the Company’s Audit Committee that are also members of OBB’s Audit Committee are only paid the Company Audit Committee fee. With respect to the Company’s Executive Committee and OBB’s committees, no committee fees were paid to committee members who were also employees of either the Company or OBB.
      Pursuant to the Company’s Incentive Compensation Plan, Common Stock may be issued to the Company’s non-employee directors who elect to receive their compensation in shares of Common Stock.

Unless a director has elected to defer his compensation, shares are issued quarterly based upon the amount of compensation earned during the quarter and the closing price of the Common Stock as reported on NASDAQ as of the last day of the preceding quarter. Deferred shares, together with dividend equivalents, are paid on the date specified by the director or upon cessation of service as a director.
      Any newly-elected, non-employee director receives an option to purchase 3,000 shares of Common Stock at the time initially elected as director under the formula option provisions of the Company’s Incentive Compensation Plan. In 2005, each non-employee director who continued as a non-employee director received an option to purchase 1,500 shares of Common Stock under the Company’s Incentive Compensation Plan. The granting of such options are at the discretion of the IDC.
Executive Committee
      The Executive Committee is authorized to convene between quarterly Board meetings when it is inconvenient or impractical to call a Board meeting. The Executive Committee has the power to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company other than a power specifically prohibited by Delaware Law. No Executive Committee meetings were held in 2005.
Independent Directors Committee
      The Independent Directors Committee is currently comprised of all of the Company’s “independent” directors as such term is defined in the NASDAQ listing standards.
      As set forth in the Independent Directors Committee Charter, the IDC’s responsibilities include: establishing and maintaining corporate governance policies and the Company’s Code of Ethics consistent with applicable Federal and state laws and high ethical standards; evaluating and nominating Company directors; evaluating and setting the compensation and benefits, including stock-based, performance and incentive pay of the Company’s chief executive officer and reviewing and approving the compensation and benefits of other executive and senior officers of the Company and its subsidiaries; and the compliance by the Company with legal and regulatory requirements related to the foregoing, including, but not limited to, the independent review and approval of related party transactions. As such, the IDC acts as the Board’s corporate governance and nominating committee and as its compensation committee. The IDC conducts executive sessions when appropriate.
      With respect to corporate governance and nominating matters, the duties of the IDC are as set forth in its charter. These duties include: evaluating the “independence” of each member of the Board; identifying, evaluating and making recommendations to the Board concerning potential candidates for nomination as directors, including candidates recommended by shareholders of the Company; and reviewing the overall effectiveness of the Board and the manner in which it conducts its business.
      In evaluating director candidates, including potential director candidates recommended by shareholders, the IDC will consider a variety of factors including, among other things, the candidate’s business experience and expertise, character, judgment, reputation, willingness and ability to commit necessary time and effort, and length and quality of service with regard to recommending candidates for re-election. In addition, the IDC will consider factors relating to the current and prospective composition of the Board, including, but not limited to, independence considerations, diversity of interests and experience and continuity.
      With respect to compensation matters, the duties of the IDC are as set forth in its charter. These duties include: review and approval of compensation for executive and senior officers of the Company; administration of the Company’s Incentive Compensation Plan and Employee Stock Purchase Plan and other compensation programs; conducting performance appraisals concerning the chief executive officer and such other senior executive, executive and senior officers as it deems appropriate; making recommendations with respect to Board compensation; and conferring with the chief executive officer and other members of management regarding succession planning. The Report of the Independent Directors Committee on Executive Compensation and Other Compensation Matters appears elsewhere in this Proxy Statement.
      In carrying out its duties and responsibilities, the IDC is authorized to engage such consultants and advisors as the IDC deems necessary and advisable.
      A copy of the Independent Directors Committee Charter, including its sub-charters relating to corporate governance and nominating matters and to compensation matters, along with the Company’s Corporate Governance Policies and Code of Ethics can be found on the Company’s website at www.firstoakbrook.com.
Audit Committee
      Each Audit Committee member is “independent” as determined under the NASDAQ listing standards and also satisfies the heightened independence standards under the SEC rules. In addition, Messrs. Ballantine and Gries have been identified by the Board as “audit committee financial experts” under such applicable standards. The Audit Committee’s functions are as described in its Audit Committee Charter. These include assisting the Board in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the compliance by the Company with legal and regulatory requirements related thereto, including oversight of the Company’s relationship with the independent auditor and of the Company’s internal controls. All the Company’s Audit Committee members also serve as members on the Company’s bank subsidiary’s Audit Committee. The Report of the Audit Committee appears elsewhere in this Proxy Statement. A copy of the Audit Committee Charter can be found as Appendix A to this Proxy Statement.
TRANSACTIONS WITH RELATED PERSONS
      Directors and executive officers of the Company and their associates are customers of and have had transactions with OBB, the Company’s bank subsidiary. OBB has made loans to certain of the directors and executive officers of the Company. These loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.
INDEPENDENT COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
      All decisions regarding the compensation of the executive officers were made by the Independent Directors Committee. Although Mr. Rieser made recommendations to the Independent Directors Committee with regard to compensation of the other executive and senior officers, he did not participate in the deliberations with respect to his own compensation.
REPORT OF THE INDEPENDENT DIRECTORS COMMITTEE
ON EXECUTIVE COMPENSATION AND OTHER COMPENSATION MATTERS
      The following Report of the Independent Directors Committee on Executive Compensation and Other Compensation Matters and the Performance Graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein.
      The IDC administered and approved bonuses under the Annual Performance Bonus Plan in 2005 of which Mr. Rieser was the sole participant (the “Performance Plan”). The IDC also reviewed and approved all compensation, options, benefits and bonus matters for executive and senior officers of the Company and its subsidiaries.
      The IDC has furnished the following report on compensation:
SALARIES:
      In determining salaries, the IDC reviewed information provided by the Company’s management and considered a wide variety of factors. With respect to overall compensation and benefits, these included cost of living changes, competitive pay scales, and Company performance. With respect to individual salaries, the factors included the level and complexity of the position, education and special training necessary or helpful to the position, promotions and growth in responsibility and effort, relative pay within the Company, competitive pay (as determined by independent compensation surveys targeting national and local peer groups of financial institutions), and individual, departmental, and Company performance. With regard to the Company’s Chief Executive Officer, Mr. Rieser’s salary for 2005 was determined by the IDC prior to Mr. Rieser’s appointment as Chief Executive Officer in May 2005, based upon the aforementioned considerations. In anticipation of Mr. Heytow’s retirement and the entry into the separate Retirement Agreement, no changes were made to his base salary for the period during 2005 in which he served as Chief Executive Officer.
BONUSES:
Chief Executive Officer:
      In order to qualify annual bonus compensation payable to Mr. Rieser as “performance-based” and not subject to non-deductibility under Section 162(m) of the Internal Revenue Code, Mr. Rieser’s annual bonus is subject to the Performance Plan. The Performance Plan provides for determination of a maximum qualifying bonus amount pursuant to a predetermined objective formula. Under the formula, the maximum bonus payment for a year is equal to a bonus pool, expressed as a product equal to the Company’s net income for the year multiplied by a factor (the “multiplier”) set by the IDC for such year (the “Bonus Pool”). For purposes of the formula: “net income” is defined as net income before income taxes, as adjusted by objective criteria selected by the IDC, including but not limited to any acquisition-related charges, litigation, claims, judgments, or settlements; changes in accounting principles or other such laws or provisions, and extraordinary non-recurring items. Pursuant to the Performance Plan, the maximum bonus that may be earned by Mr. Rieser for any year is the lesser of the Bonus Pool (as determined above) or three times his annual base salary as of March 1 of that year.
      Under the Performance Plan, the IDC certifies the amount of the maximum qualifying bonus earned promptly after the close of the calendar year based on the formula described above. The Performance Plan provides the IDC with discretion to reduce (but not increase) an individual’s actual bonus from the qualifying maximum amount. The Performance Plan does not prescribe specific factors for the IDC to consider in determining whether to exercise such negative discretion.
      For the year ending December 31, 2005, the maximum qualifying performance-based bonus for Mr. Rieser under the Performance Plan was $1,470,000. In keeping with past practice, the IDC reviewed several performance factors in setting Mr. Rieser’s bonus amount. More specifically, the IDC considered Mr. Rieser’s individual performance, the level of achievement with respect to performance measures including earnings per share growth, return on assets, return on equity, non-performing assets, market price growth of the Company’s stock, and market price of the Company’s stock relative to its book value, and prior year’s compensation level. The IDC also recognized the fact that it had deferred action on adjusting Mr. Rieser’s base salary at the time he assumed new duties as Chief Executive Officer in May 2005. Based on its review, the IDC awarded Mr. Rieser a bonus for 2005 of $340,000, of which $309,000 or approximately 56% of his 2005 base salary, was attributable to individual and Company performance in 2005, and $31,000 was attributable to the absence of a change in Mr. Rieser’s salary during 2005.

Other Named Executives:
      In 2005, the other named executives included executive officers Rosemarie Bouman and George C. Clam. The Company’s performance establishes the maximum payout pool available to bonus-eligible officers. Individual performance is evaluated by the IDC based on the recommendation of Mr. Rieser, utilizing a qualitative, balanced scorecard. The 2005 bonuses approved for Mr. Clam and Ms. Bouman for 2005 are set forth in the Summary Compensation Table.
      In addition to the objective formula described above, the IDC may award subjective, discretionary bonuses to executives that relate most closely to extra performance or results as compared to established goals, departmental business plans and budgets, short- and medium-term Company growth and profitability, and successful business development efforts. No subjective, discretionary bonuses were awarded for 2005.
LONG-TERM INCENTIVE COMPENSATION:
      In addition to cash compensation in the form of base salaries and annual bonuses, executive officers and other officers may be awarded long-term incentive compensation in the form of stock options, restricted stock units (“RSUs”) and other equity awards under the Company’s Incentive Compensation Plan. The IDC believes that the awarding of equity-based incentive compensation further aligns the interests of the recipient with those of the stockholders and provides additional incentives for strong individual and Company performance.
      The grants approved in January 2005 for Messrs. Rieser, Clam and England and Ms. Bouman are set forth in the Summary Compensation Table. The aggregate value of such awards was similar to prior year levels, although the IDC issued a mix of options and RSUs with longer vesting schedules in anticipation of stock option expensing under the Statement of Financial Accounting Standards No. 123R (“SFAS 123R”).
      During 2005, the IDC approved vesting acceleration with respect to certain outstanding unvested options in order to avoid expense recognition under SFAS 123R, which became effective January 1, 2006.
SECTION 162(m)
      Section 162(m) of the Internal Revenue Code limits to $1 million the Company’s allowable Federal income tax deduction for compensation paid for a calendar year to each of its Chief Executive Officer and four other most highly compensated executive officers. The allowable deduction for certain “performance-based” and other compensation is not, however, subject to the $1 million limitation. Based upon regulations, compensation attributable to the Company’s current Incentive Compensation Plan and Performance Plan should be exempt from the deduction limitation as “performance-based.” Notwithstanding the above, in the future, the IDC may determine after consideration of applicable circumstances that it would be in the best interests of the Company to pay compensation in an amount or manner that does not satisfy such rules governing deductibility.
INDEPENDENT DIRECTORS COMMITTEE
Michael L. Stein, Chairman
Dr. Miriam Lutwak Fitzgerald, Vice Chairman
John W. Ballantine, Member
Stuart I. Greenbaum, Member
Charles J. Gries, Member
Geoffrey R. Stone, Member

SUMMARY COMPENSATION TABLE
      The following table sets forth the indicated compensation with respect to each of the last three fiscal years for the Company’s Chief Executive Officer, its former Chief Executive Officer, other executive officers, and a former executive officer:

						Long Term
		Annual Compensation				Compensation

					Other Annual		Restricted	All Other
		Salary	Bonus		Compensation	Options	Stock Units	Compensation
Name and Principal Position	Year	($)(1)(2)	($)(2)		($)(3)	(#)(4)	($)(5)	($)(6)

Richard M. Rieser, Jr.	2005	570,000	340,000		—	16,500	—	132,039
Chief Executive Officer	2004	546,500	390,608		—	15,000	—	110,153
(effective May 10, 2005)	2003	521,000	515,893		—	18,000	—	145,884
Eugene P. Heytow	2005	187,317	—		—	1,500	—	316,919
Chief Executive Officer	2004	331,500	231,691		—	9,000	—	91,751
(retired May 10, 2005)	2003	325,000	306,471		—	9,000	—	112,933
George C. Clam	2005	212,667	63,000	(7)	—	3,500	14,710	23,381
Vice President &	2004	204,000	75,003	(7)	—	7,500	—	22,914
Chief Banking Officer	2003	194,000	97,048	(7)	—	—	—	20,252
Rosemarie Bouman	2005	207,500	94,500	(7)	—	3,500	29,420	22,352
Executive Vice President,	2004	193,000	72,404	(7)	—	7,500	—	22,400
Chief Operating Officer, &	2003	181,666	93,473	(7)	—	7,500	—	19,765
Chief Financial Officer
Brian C. England	2005	151,673	—		—	2,500	14,710	45,710
Vice President & Chief	2004	179,167	81,834	(7)	—	—	—	19,773
Marketing Officer	2003	173,333	74,387	(7)	—	7,500	—	17,842
(employment terminated October 20, 2005)
SUMMARY COMPENSATION TABLE FOOTNOTES

(1)	Includes annual base salary, directors’ and committee fees of the Company and its bank subsidiary.

(2)	May include amounts elected to be deferred under the Company’s qualified and nonqualified deferred compensation plans.

(3)	Each named executive officer received perquisites and personal benefits in annual amounts below the applicable reporting threshold of the lesser of $50,000 or 10% of the base salary and bonus reported for such year.

(4)	Indicates the number of shares of the Company’s common stock issuable upon exercise of the options.

(5)	Reflects the dollar value of 500, 1,000 and 500 restricted stock units (RSUs) awarded to Mr. Clam, Ms. Bouman and Mr. England, respectively, under the Company’s Incentive Compensation Plan based upon the closing price of the Company’s common stock of $29.42 on the day preceding the date of grant in 2005. The year-end dollar value of such RSUs based on the $27.95 per share value on December 31, 2005 was $13,975, $27,950 and $13,975, respectively. When vested, each RSU will entitle the holder to receive one share of the Company’s common stock, plus additional shares representing accumulated dividend equivalents. These RSUs vest in 20% increments beginning the sixth year after the grant date, unless accelerated in the event of death, disability, or a change in control. RSUs vesting prior to age 59, or during the calendar year in which the named executive officer (“officer”) turns age 59, will be paid in January of the calendar year following the officer’s 59th birthday. RSUs vesting after age 59 will be paid in January following the year of vesting. RSUs vesting as a result of a change in control will be paid on the second anniversary following the change in control.

(6)	This column includes: (i) the Company’s contributions under its 401(k) Savings Plan, Stock Bonus Plan and related nonqualified deferred compensation plan; (ii) taxable income for life insurance benefits paid by the Company with respect to insurance policies covering the life of each named executive officer; (iii) amounts paid to the named executive officer with respect to certain life insurance agreements; (iv) severance payments; and (v) non-compete and consulting fees paid to the former Chief Executive Officer as set forth in the table below for 2005:

	(i)	(ii)	(iii)	(iv)	(v)

Mr. Rieser	74,862	12,337	44,840	—	—
Mr. Heytow	25,983	6,374	44,840	—	239,722
Mr. Clam	20,041	3,340	—	—	—
Ms. Bouman	21,359	993	—	—	—
Mr. England	8,938	412	—	36,360	—

(7)	Includes award of annual discretionary bonus to the named executive officer; however, at the election of the Company, payment of two-thirds of the bonus is deferred and is payable in equal increments in the following two years. The deferred amounts are subject to forfeiture upon the executive officer leaving the Company prior to payment.
TRANSITIONAL EMPLOYMENT AND OTHER AGREEMENTS WITH
EXECUTIVE OFFICERS
Transitional Employment Agreements
      The Company has entered into Transitional Employment Agreements (the “Agreements”) with certain of its named executive officers. In addition, the Company entered into a Transitional Employment Agreement with Mr. Paris, who is no longer an executive officer, while he was an executive officer. As discussed more fully below, Mr. Heytow’s Agreement terminated on May 10, 2005 pursuant to an agreement with the Company entered into on March 4, 2005 (the “Retirement Agreement”).
      In the event of a change in control of the Company, the Agreements provide for an employment term of three years from the date of the change in control with compensation and benefits at the same level as in effect immediately preceding the change in control. If the executive officer’s employment is involuntarily terminated by the Company or its successor (other than for cause) during the three-year employment term or within six months prior to and in connection with the change in control, or in the event of the executive officer’s resignation under circumstances which constitute a constructive discharge, the executive officer is entitled to continue to receive salary, directors’ fees, and bonus payments, and to continue to receive the value of other benefits, for a period of 36 months from the date of such termination of employment.
      For Mr. Rieser, the amount of such continuing salary, directors’ fees and bonus payments will be based upon the level in effect at the time of the change in control, or if greater, termination of employment; but in either event no less than the average of such amounts received during the five-year period prior to the change in control. Salary and bonus continuation payments for certain other executive officers will be based on, in some cases, the executive officer’s annual salary immediately prior to the year in which the change in control occurs, and in others on the average of the annual salary and bonus payments received by the executive officer during the five-year period prior to the year in which the change in control occurs. The Agreements also provide for payment of any accrued but unpaid bonuses, continuing access to the Company’s group and executive medical plans after expiration of the 36-month compensation continuation period and continuing indemnification rights. In the event of Mr. Rieser’s death during the 36-month continuation period, his Agreement provides for a lump sum payment equal to the present value of the remaining salary and directors fees, and continuation of bonus payments and certain other benefits to Mr. Rieser’s designated beneficiary.

      “Cause” is generally defined in the Agreements as a felony conviction involving an act or acts of dishonesty or breach of trust or the continued and willful failure of the executive officer to substantially perform the officer’s duties under the Agreement. “Constructive discharge” is defined generally to include a breach of the Company’s obligations under the Agreement, a material diminution of the executive officer’s duties and responsibilities, a change of the executive officer’s primary employment location by more than 35 miles from the primary location in effect at the time of the change in control or a significant change in the executive officer’s regularly-scheduled work hours from those in effect at the time of the change in control. In the case of Mr. Rieser, his voluntary resignation at any time during the first year of the employment term, or in the case of the other executive officers, their voluntary resignation at any time during the first year of the employment term but after the termination or the announcement of the termination of Mr. Rieser’s employment will also constitute resignation under circumstances which constitute a constructive discharge. Salary and bonus continuation payments to certain executive officers are subject to reduction to the extent necessary so that no portion of those amounts will be subject to the excise tax imposed under the Internal Revenue Code on payments which may be deemed to be “excess parachute payments”. The compensation and benefits payable to Mr. Rieser under his Agreement will be increased to the extent necessary to gross-up such compensation and benefits, or the compensation and benefits payable under any other plan or program of the Company, to the extent Mr. Rieser would be subject to the excise tax upon the receipt thereof.
Supplemental Pension Agreements
      The Company has also entered into Supplemental Pension Agreements with Messrs. Heytow and Rieser. Under these Agreements, the Company is obligated to provide at a prescribed retirement date, a supplemental pension in the form of a life and 15-year certain annuity based upon a percentage of the senior executive officer’s final base salary. Pursuant to the amendment to Mr. Heytow’s Supplemental Pension Benefit Agreement entered into on December 30, 2005, Mr. Heytow received a lump sum distribution of $542,000 on January 31, 2006. Mr. Rieser’s retirement date under his Supplemental Pension Agreement with the Company is January 1, 2015 and 50% of Mr. Rieser’s final base salary (defined to mean his highest annual base salary, $595,000 as of January 31, 2006) will be used in determining his pension benefit. In the event of termination of employment prior to the applicable retirement date, the supplemental pension payable at the retirement date will be prorated based on years of service of Mr. Rieser from October 1994 to the date of his termination of employment. No proration of the amount of the supplemental pension payable is required, however, if the termination of Mr. Rieser’s employment is involuntary (other than for cause) or voluntary following an event that would constitute a constructive discharge as defined in his Transitional Employment Agreement (without regard to whether or not a change in control has occurred). An actuarially reduced supplemental pension may be paid prior to the applicable retirement date to Mr. Rieser in the event of termination of employment prior to such date.
Agreements Regarding Post-Employment Restrictive Covenants
      The Company has entered into Agreements Regarding Post-Employment Restrictive Covenants with Messrs. Heytow and Rieser. In addition, the Company entered into an Agreement Regarding Post-Employment Restrictive Covenants with Mr. Paris, who is no longer an executive officer, while he was an executive officer. Under these Agreements, the executive officers agree that following termination of employment for any reason other than death, the executive officer will not, for a period of twenty-four months, directly or indirectly solicit any customer of the Company or its affiliates not to do business with the Company or such affiliates or to solicit or encourage any employee of the Company or its affiliates to terminate his or her employment. In addition, the Agreements impose confidentiality obligations on the executive officer. As consideration for the restrictive covenants, the Company is obligated to pay 12 annual payments of $80,000 each to Messrs. Heytow and Rieser and $25,000 to Mr. Paris. Pursuant to Mr. Heytow’s Retirement Agreement, commencing June 1, 2005, Mr. Heytow began receiving annual payments of $80,000.

Retirement Agreement with Eugene P. Heytow
      In addition to provisions described elsewhere in the proxy statement, under the Retirement Agreement entered into in connection with Mr. Heytow’s retirement as Chief Executive Officer of the Company, Mr. Heytow is entitled to receive a retainer for serving as a non-executive Chairman of the Company paid at the rate of $75,000 per annum, and a consulting fee at the rate of $250,000 per annum that will terminate no later than December 31, 2006.
STOCK OPTION GRANTS TABLE
      The following table sets forth certain information concerning grants of stock options during the year ended December 31, 2005 to each of the executive officers named in the Summary Compensation Table.

	Individual Grants

		Percent of
	Number of	Total Options
	Securities	Granted to
	Underlying	Directors and	Exercise		Grant Date
	Options	Employees in	Price	Expiration	Present
Name	Granted(1)	Fiscal Year(2)	($/Sh)(3)	Date	Value($)(4)

Richard M. Rieser, Jr.	16,500	24.26	29.42	1/31/2012	115,665
Eugene P. Heytow	1,500	2.21	28.20	5/10/2015	9,585
George C. Clam	3,500	5.15	29.42	1/31/2012	24,535
Rosemarie Bouman	3,500	5.15	29.42	1/31/2012	24,535
Brian C. England	2,500	3.68	29.42	1/31/2012	17,525

(1)	Represents stock options granted under the Company’s Incentive Compensation Plan. Except for Mr. Heytow (whose options were granted in connection with his service as a director and have a 10-year term), the options were granted for a term of seven years subject to earlier expiration in connection with termination of employment. When granted, the options were to become 33.3% vested for Messrs. Heytow and Rieser and 20% for all other executive officers on the first anniversary date of grant, and an additional 33.3% and 20%, respectively, on each subsequent anniversary; however, in the event of a change in control, the options immediately become 100% vested. Subsequent to the granting of the options to Mr. Rieser, Ms. Bouman and Mr. Clam, the IDC approved the acceleration of vesting on all such options in anticipation of option expensing required to become effective January 1, 2006.

(2)	The percentages shown in the table are based on total options granted to directors and employees in 2005 of 68,000 shares of the Company’s Common Stock.

(3)	The exercise price of each stock option was the closing market price of Common Stock on the day preceding the date of grant.

(4)	The fair value for these options was estimated at the grant date using a Black-Scholes option pricing model. The assumptions for the January 31, 2005 grant are as follows: risk-free interest rate of 3.9%; dividend yield of 3.1%; volatility factor of the expected market price of the Company’s Common Stock of 27.2%, and a weighted-average expected life of the option of 6.40 years. The assumptions for the May 10, 2005 grant are as follows: risk-free interest rate of 4.1%; dividend yield of 3.2%; volatility factor of the expected market price of the Company’s Common Stock of 26.0%, and a weighted-average expected life of the option of 6.42 years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
AND
YEAR-END STOCK OPTION VALUES
      The following table sets forth information relating to options exercised during 2005 and the indicated year-end 2005 value and number of unexercised options for each of the executive officers named in the Summary Compensation Table.

			Number of	Value of Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			December 31, 2005	December 31, 2005(1)

	Shares Acquired	Value	Exercisable/	Exercisable/
	on Exercise	Realized	Unexercisable	Unexercisable
Name	(#)	($)	(#)	($)

Richard M. Rieser, Jr.	—	—	84,000/0	528,489/0
Eugene P. Heytow	66,900	910,617	9,000(2) /1,500	22,869/0
George C. Clam	2,000	43,594	38,150/0	401,393/0
Rosemarie Bouman	9,000	204,093	44,150/0	443,641/0
Brian C. England	32,700	459,027	2,500(3)/0	—

(1)	Based on the Company’s Common Stock price on December 31, 2005 of $27.95 per share.

(2)	Pursuant to the Retirement Agreement with Mr. Heytow, these options became vested in full upon Mr. Heytow’s retirement as Chief Executive Officer and an employee on May 10, 2005, and will expire August 1, 2007.

(3)	These options expired unexercised in January 2006. Upon termination, employees have 90 days to exercise vested options before they expire.

FIVE YEAR PERFORMANCE COMPARISON
      The graph below provides an indicator of total return performance for the Company’s stock for the past five years as compared with the Center for Research in Security Prices (CRSP) Index for the Nasdaq Stock Market® (U.S. Companies) and a Peer Group, the CRSP Index for NASDAQ Bank Stocks.

# Comparison of Five-Year Cumulative Total Returns
## Performance Graph for
## First Oak Brook Bancshares, Inc.

Includes data from 12/29/2000 to 12/30/2005

$400
$300
$200
$100
$0
264.1
159.4
91.1
12/29/2000
12/31/2001
12/31/2002
12/31/2003
12/31/2004
12/30/2005

## Legend

| Symbol | CRSP Total Returns Index for: | 12/2000 | 12/2001 | 12/2002 | 12/2003 | 12/2004 | 12/2005 |
|---|---|---|---|---|---|---|---|
| ——— ■ | First Oak Brook Bancshares, Inc. | 100.0 | 140.1 | 185.6 | 271.3 | 298.9 | 264.1 |
| — — — ★ | Nasdaq Stock Market (US Companies) | 100.0 | 79.3 | 54.8 | 82.0 | 89.2 | 91.1 |
| - - - - ▲ | Nasdaq Bank Stocks SIC 6020-6029, 6710-6719 US & Foreign | 100.0 | 108.3 | 110.8 | 142.6 | 163.2 | 159.4 |

**Notes:**

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/29/2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 and regulations thereunder require directors and certain officers of the Company and persons who beneficially own more than 10% of the Company’s stock to file initial reports of ownership and reports of changes in ownership of the Company’s stock with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based solely upon the review of copies of such reports furnished to the Company and representations of reporting persons, the Company noted instances of untimely filing for seven of the Company’s directors. The Form 4s for Messrs. John Ballantine, Stuart Greenbaum, Michael Stein, Geoffrey Stone, Charles Gries, and Eugene Heytow and Dr. Miriam Lutwak Fitzgerald with respect to awards relating to director compensation were filed one day late in May 2005.
REPORT OF THE AUDIT COMMITTEE
      The following Report of the Audit Committee does not constitute solicitation material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.
      The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process as set forth in its Audit Committee Charter. The Audit Committee’s primary duties and responsibilities are to assist the Board in monitoring: (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements related thereto. The independent external auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
      In the performance of its oversight function, the Audit Committee has reviewed and discussed the Company’s audited financial statements and the quality and adequacy of the Company’s internal controls with management and the Company’s internal auditors and the independent auditors. The Chairman of the Audit Committee met with management, the internal auditors and independent auditors to discuss interim financial and other information contained in each quarterly earnings announcement prior to public release. Furthermore, the full Audit Committee met with these same parties in connection with the Company’s quarterly filings prior to public release. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received a disclosure letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Finally, the Audit Committee has considered whether other non-audit services provided by the independent auditors to the Company are compatible with maintaining the auditor’s independence and has discussed with the independent auditors its independence.
      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission.
      Submitted by the Audit Committee of the Company’s Board of Directors on March 9, 2006.
Charles J. Gries, Chairman
John W. Ballantine, Vice Chairman
Stuart I. Greenbaum, Member
Geoffrey R. Stone, Member

PRINCIPAL ACCOUNTANT FEES AND SERVICES
      On March 25, 2005, the Company dismissed KPMG LLP and engaged Grant Thornton LLP as its independent public accountant. The following table sets forth the aggregate fees billed to the Company for professional services provided by KPMG LLP and Grant Thornton LLP for the fiscal year ended December 31, 2005 and by KPMG LLP for the fiscal year ended December 31, 2004, respectively:

	December 31,

	2005		2004

Audit Fees	$195,000		$204,000
Audit-Related Fees	22,500	(1)	14,850
Tax Return Fees	18,695		17,000
All Other Fees	60,190	(2)	—

	$296,385		$235,850

(1)	Includes fees for services related to benefit plan audits, registration statements filed with the Securities and Exchange Commission, and other reports required by bank regulating authorities. These fees for 2005 consist of $10,000 billed by Grant Thornton LLP and $12,500 billed by KPMG LLP.

(2)	Includes fees for accounting and tax consultations billed by KPMG LLP.
Pre-approval Procedures
      All of the services provided by the independent public accountant in 2004 and 2005 were pre-approved by the Audit Committee or the Board.
      The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services. Pre-approval of all auditing services and permitted non-audit services may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee.
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT
      The Company’s Audit Committee has selected Grant Thornton LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2006. The Company seeks ratification of this action at the Annual Meeting. An affirmative vote of the holders of a plurality of the shares of Common Stock, present and eligible to vote at the Annual Meeting, will be required for ratification of Grant Thornton LLP as independent public accountant of the Company. Grant Thornton LLP will be present at the Annual Meeting. Representatives of Grant Thornton LLP will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders at the Annual Meeting.
Change in Accountants
      The Company’s independent public accountant with respect to the fiscal years ended December 31, 2004 and 2003 was KPMG LLP. On March 25, 2005, the Audit Committee of the Board of Directors of the Company dismissed KPMG LLP as the Company’s independent public accountant. The dismissal was effective for the fiscal year ending December 31, 2005.
      As disclosed in the Company’s proxy statement for the 2005 Annual Meeting of Shareholders:

•	The audit reports of KPMG LLP on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

•	During the fiscal years ended December 31, 2004 and 2003, and through the date of dismissal of KPMG LLP, there were no disagreements with KPMG LLP on matters of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in its reports on the financial statements for such fiscal years. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “Commission”) for the fiscal years ended December 31, 2004 and 2003 and through the date of dismissal.

•	Pursuant to Item 304(a)(3) of Regulation S-K, the Company provided KPMG LLP with a copy of the foregoing disclosures and requested that KPMG LLP provide a letter addressed to the Commission stating its agreement with the statements set forth above. A copy of KPMG LLP’s letter to the Commission was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K dated March 25, 2005.
      During the fiscal years ended December 31, 2004 and December 31, 2003 and the subsequent period prior to engaging Grant Thornton LLP, the Company did not consult with Grant Thornton LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
      The Board of Directors recommends ratification of the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent public accountant.

SHAREHOLDER PROPOSALS, DIRECTOR NOMINATIONS
AND SHAREHOLDER COMMUNICATIONS
For Inclusion in Proxy Statement
      To be considered for inclusion in the Company’s proxy and form of proxy relating to the 2007 Annual Meeting of Shareholders, a shareholder proposal must be received prior to December 8, 2006, by the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Any such proposal will be subject to Rule 14a-8 under the Securities Exchange Act of 1934.
Notice of Business to Be Conducted at an Annual Meeting
      Pursuant to the By-laws, only business brought by or at the direction of the Board of Directors may be conducted at an annual meeting of shareholders. The By-laws of the Company provide for an advance notice procedure for a shareholder to properly bring business before an Annual Meeting of Shareholders. For the 2007 Annual Meeting of Shareholders, a shareholder must give written advance notice to the Secretary of the Company not later than January 2, 2007; provided, however, that in the event that the date of the 2007 Annual Meeting of Shareholders is held before April 2, 2007 or after July 2, 2007, notice by the shareholder will be timely if it is received not later than the close of business on the later of (a) 120 days prior to the date of the meeting or (b) the tenth (10th) day following the date on which notice of the annual meeting date was publicly announced. The advance notice by a shareholder must include the shareholder’s name and address, as they appear on the Company’s record of shareholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting of Shareholders, the class, the number of shares of the Company’s capital stock that are beneficially owned by such shareholder, any material interest of such shareholder in the proposed business and whether the shareholder intends to solicit proxies or participate in the solicitation of proxies in support of such proposal.
      In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any Annual Meeting of Shareholders any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
Shareholder Communications
      The Company encourages communication between its shareholders and management and between shareholders and the Board of Directors, including recommendations relating to potential director nominees. Such communications should be addressed in care of the Corporate Secretary of the Company at 1400 W. 16th Street, Oak Brook, IL 60523.
Other Matters Which May Properly Come Before the Meeting
      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting of Shareholders, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING THE SAME ADDRESS
      The Company is delivering a single annual report, proxy statement and Form 10-K to any household at which two or more shareholders of the Company reside, unless the Company has received contrary instructions from one or more of the shareholders.
      A shareholder may receive separate copies or, if currently receiving multiple copies, request only a single copy of the documents listed above by contacting Ms. Rosemarie Bouman, Chief Financial Officer. You may contact her by calling toll-free at 800-536-3000 ext. 258, writing to her at First Oak Brook Bancshares, Inc. Investor Relations, 1400 Sixteenth Street, Oak Brook, Illinois 60523 or e-mail her at rbouman@obb.com.

By Order of the Board of Directors

Carole Randolph Jurkash
Corporate Secretary (Pro tem)
Oak Brook, Illinois
April 7, 2006

APPENDIX A
FIRST OAK BROOK BANCSHARES, INC.
AUDIT COMMITTEE CHARTER
Adopted January 28, 2003
Purpose
      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements related thereto.
      The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
Committee Membership
      The Audit Committee shall consist of no fewer than three nor more than four members. Initially it shall have four members. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.
      The members of the Audit Committee shall be appointed by the Board on the recommendation of the Independent Directors Committee. Audit Committee members may be replaced by the Board.
Meetings
      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
Committee Authority and Responsibilities
      The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.
      The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members or to the Committee’s Chairperson, or in his or her absence, the Vice Chairperson, when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee, Chair, or Vice Chair, as the case may be, to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.
      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter periodically (ordinarily annually) and recommend any proposed changes to the Board for approval. The Audit Committee shall periodically (ordinarily annually) review the Audit Committee’s own performance.
      The Audit Committee, to the extent it deems necessary or appropriate, shall:
Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Review and evaluate the lead partner of the independent auditor team.

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Discuss with the lead audit partner having primary responsibility for the audit whether the national office of the independent auditor was consulted by the Company’s audit team on any issues raised by the auditor or on any matters of audit quality and consistency.

15.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.
Oversight of the Company’s Internal Audit Function

16.	Review the appointment and replacement of the senior internal auditing executive.

17.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

18.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.
Compliance Oversight Responsibilities

19.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated. (This Section relates to any discovery of illegal acts.)

20.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct; provided, however, the Independent Directors Committee shall be responsible for the establishment and maintenance of the Code of Business Conduct.

21.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, submission by employees of concerns regarding questionable accounting or auditing matters. The Committee forbids retaliation against any person making a submission to it. The Committee will use its best efforts to protect the confidentiality of any person making a submission to it to the extent practical and consistent with law. But the committee recognizes the anonymity of the submitter may in some cases and at some times, in the search for truth, have to be weighed against the value of permitting the accused to confront the witnesses against them. Thus the Committee cannot guarantee anonymity in all cases and at all times.

22.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies, including with respect to Federal, State and local tax matters, and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

23.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY
FIRST OAK BROOK BANCSHARES, INC.
1400 Sixteenth Street, Oak Brook, Illinois 60523
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder(s) of First Oak Brook Bancshares, Inc., a Delaware corporation (the “Company”), does (do) hereby constitute and appoint Richard M. Rieser Jr. and Frank M. Paris or one of them, each with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Conference Center of the Oak Brook Bank Building, 1400 Sixteenth Street, Oak Brook, Illinois, 60523, on Tuesday, May 9, 2006 at 10:00 a.m. and at any adjournment thereof, and to vote all the shares of Common Stock of the Company standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.

1.	The election of three (3) Class I directors of the Company’s Board of Directors.
☐ For All                ☐ Withheld For All ☐                For All Except
     Nominees: John W. Ballantine, Frank M. Paris, and Charles J. Gries
     Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

2.	Ratification of the appointment of Grant Thornton LLP as independent auditors of the Company.
☐ FOR                ☐ AGAINST                ☐ ABSTAIN
     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Continued and to be signed on reverse side)

(Continued from other side)
     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted “FOR ALL” of the three nominees for director, and “FOR” the ratification of the appointment of Grant Thornton LLP as independent auditors of the Company.

Please sign exactly as name appears hereon. When shares are held jointly, all owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

(Signature if held jointly)

Dated
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED, PREPAID ENVELOPE.